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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         We hereby consent to the inclusion in the Prospectus of the Registration Statement on Form SB-2 of our report dated October 13, 2000, except as noted herein, related to the consolidated financial statements of JagNotes.com Inc. as of July 31, 2000 and for the years ended July 31, 2000 and 1999 on the consolidated financial statements of JagNotes.com, Inc. as of July 31, 2000 and for the year then ended. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                                       /s/ J.H. Cohn LLP

Roseland, New Jersey
                                                       September 7, 2001